UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, our Board of Directors approved the transition of our Executive Chairman, John Cahill, to Non-Executive Chairman, effective as of March 8, 2014. As Non-Executive Chairman, Mr. Cahill will be paid a Chairman annual cash retainer of $250,000, as well as the same annual cash retainer and stock award as our other non-employee directors. In addition, our Board approved the grant of a restricted stock unit award in the amount of $2.25 million to Mr. Cahill in recognition of his significant leadership and contributions as Executive Chairman. The grant will be made on February 27, 2014 and vest in equal installments on February 27, 2015 and February 29, 2016.

On February 13, 2014, we issued a press release announcing Mr. Cahill’s transition to Non-Executive Chairman. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2014, the Board also amended our Amended and Restated By-Laws to change the Chairman position from an executive to a non-executive position, effective as of March 8, 2014. A copy of the amended by-laws is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Kraft Foods Group, Inc., effective March 8, 2014.

99.1	Kraft Foods Group, Inc. Press Release, dated February 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: February 13, 2014	By:	/s/ Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary